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                                                                    Exhibit 99.1
Contact:   Philip J. Mazzilli
           Chief Financial Officer
           NOVA Corporation
           770-698-1040

FOR IMMEDIATE RELEASE



                      NOVA CORPORATION ANNOUNCES ADOPTION
                          OF SHAREHOLDER RIGHTS PLAN

ATLANTA (July 9, 1999) - NOVA Corporation (Georgia) (NYSE: NIS) announced today that its Board of Directors has adopted a Shareholder Rights Plan (the "Plan"). To effect the Plan, the Board declared a dividend of one Common Stock Purchase Right ("Right") on each outstanding share of the Company's Common Stock. The Plan was adopted to ensure that the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company, and to guard against partial tender offers, squeeze-outs, open market accumulation and other tactics intended to gain control of the Company without paying all shareholders a fair price.

Pursuant to the Plan, the Rights are exercisable only if a person or group acquires 10% or more of the Company's Common Stock. Each Right will initially entitle shareholders, other than the acquiring party, to purchase from the Company ten shares of the Company's Common Stock, subject to adjustment. The number of shares that can be purchased upon exercise of the Rights will increase as the number of shares held by the acquiring party increases.

"The Rights Plan is not being adopted in response to any specific effort to acquire control of the Company and it is not intended to restrict the Company's ability to enter into future acquisitions, transactions or collaborations with others," said Edward Grzedzinski, Chairman, and Chief Executive Officer. Mr. Grzedzinski added, "The Rights are intended to enable all shareholders to realize the long-term value of their investment in the Company. As is typical with these types of plans, the Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover."

The Rights will have an exercise price of 20% of the then current market price of the Common Stock on the stock acquisition date multiplied by the number of shares of Common Stock to be received upon exercise. In addition, if the Company is acquired in a merger or other business combination after a person or group acquired 10% or more of the Company's outstanding stock, each Right holder will be entitled to purchase, at the then current price, a number of the acquiring party's shares equal in value to those obtainable if the Rights were exercisable in the Company's stock. The Company said that the record date for the Rights dividend is June 8, 1999. The Rights will expire at the close of business on July 9, 2009.

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About NOVA Corporation

NOVA Corporation, based in Atlanta, Georgia, is one of the five largest U.S. providers of integrated point of sale transaction processing services, related software application products and value-added services, primarily to small- to medium-sized merchants. For further information about NOVA Corporation, please visit the Company's Internet website at www.novainfo.com.
                                        -----------------

Cautionary Information Regarding Forward-looking Statements

This press contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act"), as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this report, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond NOVA Corporation's control. Forward-looking statements may also be made in NOVA's other reports filed under the Exchange Act, press releases, and other documents; as well as by NOVA management in oral statements. NOVA undertakes no obligation to update or revise any forward-looking statements for events or circumstances after the date on which such statement is made. New factors emerge from time to time, and it is not possible for NOVA to predict all of such factors. Further, NOVA cannot assess the impact of each such factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more complete discussion of these and other risk factors, please see the Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


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